UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

VIZCONNECT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170779	27-3687123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Main Street, Suite 1407
 Springfield, Massachusetts 01103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 849-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On November 21, 2013, VizConnect, Inc., a Nevada corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with KVM Capital Partners LLC, a New York limited liability company (“KVM”), pursuant to which KVM committed to purchase up to $1,200,000 of the Company’s common stock, $0.001 par value, over a period of up to 36 months (the “Transaction”). In connection with the Investment Agreement, the Company agreed to issue KVM 100,000 shares of common stock as consideration for entering into the Transaction.

From time to time during this 36 month period, the Company may, in its sole discretion, deliver a put notice to KVM which states the dollar amount the Company intends to sell to KVM on a date specified in the put notice. The maximum investment amount per notice will be no more than 200% of the average daily volume up to $250,000 of the common stock for the ten consecutive trading days immediately prior to the date on which KVM received such put notice. The purchase price per share to be paid by KVM will be calculated at a 20% discount to the average of the three lowest volume weighted average prices of the common stock as reported by Bloomberg, L.P. during the ten consecutive trading days immediately prior to date on which KVM received the put notice.  KVM’s ownership cannot exceed 4.99% of the outstanding shares of the Company. The Company has reserved 6,600,000 shares of its common stock for issuance under the Investment Agreement.

In connection with the Investment Agreement, the Company also entered into a Registration Rights Agreement with KVM (the “Registration Rights Agreement”) pursuant to which the Company is obligated to file, within 14 days after the closing of the transaction, a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of shares of common stock underlying the Investment Agreement as well as the additional 100,000 shares of common stock issued as consideration for the Transaction. The Company has agreed to use all commercially reasonable efforts to have the registration statement declared effective by the SEC after the closing of the transaction and to maintain the effectiveness of such registration statement until termination of the Investment Agreement.

The Company intends to use the proceeds from the sale of common stock under the Investment Agreement for general corporate and working capital purposes as determined by the Company’s Board of Directors..

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, KVM is an accredited investor, and KVM had access to information about the Company and their investment.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such Investment Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01  Financial Statements andExhibits.

(d)           Exhibits.

10.1	Investment Agreement dated November 21, 2013 by and between VizConnect, Inc. and KVM Capital Partners, LLC

10.2	Registration Rights Agreement dated November 21, 2013 by and between VizConnect, Inc. and KVM Capital Partners, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIZCONNECT, INC.

Date: November 21, 2013	By:	/s/ Paul Cooleen
Paul Cooleen
President

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